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                                                                  Exhibit 10.2

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                                     LEASE

                         Net of All Costs and Expenses

         This Lease is made as of the 28th day of September, 1998, between GWC HEALTH, INC., a New Jersey corporation (the "Landlord"), and RYSTAN COMPANY, INC., a New Jersey corporation (the "Tenant").

                                W I T N E S S:

         1.   Lease of Premises; Term and
              Commencement Date

         1.1 The Landlord, for and in consideration of the rents to be paid, and of the covenants and agreements hereinafter specified to be kept and performed, by the Tenant, hereby leases to the Tenant, and the Tenant leases from the Landlord, the premises located at 47 Center Avenue, Little Falls, New Jersey (the "Leased Premises"), as more particularly described on Schedule A annexed hereto. The Leased Premises are leased in "as is" condition except as provided in this Lease and in the Agreement and Plan of Merger among Integra LifeSciences Corporation, RC Acquisition Corporation, GWC Health, Inc. and Rystan Company, Inc. dated the date hereof (the "Merger Agreement").

         1.2 The term of this Lease shall be for three (3) years, effective September 28, 1998 (the "Commencement Date"), and ending on September 27, 2001 (the "Termination Date"). However, Tenant may terminate this Lease at any time during the term hereof, without penalty, upon one hundred fifty (150) days written notice to Landlord, whereupon this Lease shall terminate as if at the end of the stated term.

         1.3 This Lease is intended to terminate and replace any existing or current lease for the Leased Premises. Tenant is hereby released from any claims related to or arising out

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of any prior lease for the Leased Premises between Landlord and Tenant of any nature whatsoever. Any reference herein to "this Lease" shall not include any lease between Landlord and Tenant prior to the date of this Lease.

         2. Annual Rent; Cost of Living
            Increase; Manner of Payment

         2.1 (a) The Tenant covenants and agrees to pay the Landlord, for the lease period commencing September 28, 1998 and ending on September 27, 1999, an annual rental of FIFTY THOUSAND ($50,000) DOLLARS ("Rent").

             (b) The annual rental for each year of the term of this Lease, subsequent to the lease period ending September 27, 1999, shall be determined by multiplying the annual rental then in effect, by a fraction, the numerator of which is the average of the Revised Consumer Price Index, New York, New York-Northeastern New Jersey, All Items Index (1967=100) for the last three months of the lease year then ending, and the denominator of which is the average of the Revised Consumer Price Index (1967=100) for the last three months of the preceding year or lease year, as the case may be. In no event, however, shall the Rent for any lease year be less than $50,000. 2.2 The Rent shall be due and payable in equal monthly payments, in advance, on the first day of each month for the term of this Lease.

         3.  Net Lease; Tenant to Pay
             All Costs and Expenses

         3.1 This Lease, and the Rent hereunder, are net of all costs and expenses appurtenant to the Leased Premises and, the use and operation thereof. All such costs and expenses, including without limitation, all real estate, use, sales or other taxes, assessments,


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utility, service, repair, and other charges, are the sole and exclusive responsibility of the Tenant; provided, however, that the Landlord shall be responsible for all costs and expenses incurred in connection with the repair of all structural damage to the Leased Premises and capital replacement of fixtures (other than fixtures removable by Tenant in accordance with Section 4.6, if any) and building systems. Any amount due hereunder shall be immediately remitted directly to the Landlord upon presentation of a bill therefor, and the Landlord shall give the Tenant a copy of all said bills, as well as a receipt therefor. In the event the Landlord shall receive a refund of real estate taxes relating to the Leased Premises for any year in respect of which the Tenant shall have made a payment under the provisions of this Section, the proceeds of such refund shall belong and be paid to the Tenant. Any payments or refunds due hereunder for any period of less than a full year at the commencement or end of the term of this Lease shall be equitably prorated between the Landlord and the Tenant to reflect such event.

         3.2 The Tenant, at its own cost and expense, has the right in its name and/or in the Landlord' s name from time to time during the term of this Lease to take such steps and actions which the Tenant deems proper to effectuate a reduction of the taxes, assessments, water meter charges or similar items, and the Landlord agrees, at the sole cost and expense of Tenant, to afford the Tenant such cooperation as the Tenant may reasonably request with respect to same.

         3.3 Landlord shall indemnify and hold Tenant harmless against any and all claims, losses, liabilities, and damages (including without limitation, reasonable costs and fees of counsel) incurred under any Environmental Law, in each case resulting from the presence, use, handling, generation processing, treatment, storage, transportation, release, discharge or disposal of Hazardous Materials at, on or beneath the Leased Premises:

             (i) during the term of this Lease, to the extent caused by the Landlord, its employees, agents or contractors; and


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             (ii) after the term of this Lease while Landlord or any affiliate of Landlord owns the Leased Premises, in each case except to the extent resulting from or relating to any acts or omissions of Tenant, its employees, agents and contractors.

         3.4 Tenant shall indemnify and hold Landlord harmless against any and all claims, losses, liabilities, and damages (including, without limitation, reasonable costs and fees of counsel) incurred under any Environmental Law, in each case resulting from the presence, use, handling, generation, processing, treatment, storage, transportation, release, discharge or disposal of Hazardous Materials at, on or beneath the Leased Premises to the extent caused by any person (except Landlord, its employees, agents or contractors) during the term of this Lease.

         3.5 (a) In connection with any transfer, termination or closure of an industrial establishment at the Leased Premises by the Tenant, including without limitation termination of this Lease, the Tenant shall comply, at it sole cost and expense, with the New Jersey Industrial Site Recovery Act ("ISRA"), N.J.S.A. 13:1K-6 et. seq.

             (b) Tenant shall provide to Landlord all draft submissions prepared by it pursuant to ISRA or other Environmental Laws at least five (5) business days prior to submittal of a final version by Tenant to the New Jersey Department of Environmental Protection ("NJDEP"). Tenant agrees to consider in good faith any comments provided by Landlord on any such submission and prior to making any submission, to make a good faith effort to discuss and resolve any disagreements with Landlord regarding incorporation of Landlord's comments. Landlord agrees that Tenant shall be primarily responsible for all communications with NJDEP and any other governmental agencies related to compliance by Tenant with ISRA or other Environmental Laws pursuant to this Lease. It is agreed that, prior to any direct communication by Landlord with NJDEP or any other governmental agencies concerning Tenant's compliance with ISRA or other Environmental Laws pursuant to this Lease, Landlord and Tenant shall each

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make a good faith effort to discuss and resolve and comments on or disagreements of Landlord with any of Tenant's submissions to NJDEP or any other governmental agencies.

             (c) Tenant shall use its best efforts to complete compliance with ISRA, including without limitation, completing any required remediation of areas of environmental concern, and obtaining a No Further Action Letter ("NFA") from NJDEP prior to the termination date of this Lease. In the event that an NFA has not been obtained by Tenant prior to the termination date of this Lease, Tenant represents and warrants that it will establish any Remediation Funding Source required by NJDEP in a form and amount which is in accordance with the provisions of ISRA.

             (d) Tenant shall use its best efforts to comply with ISRA through the use of an Expedited Review Application or its regulatory equivalent pursuant to ISRA.

             (e) Landlord shall cooperate with Tenant in its efforts to comply with ISRA or other Environmental Laws pursuant to this Lease as follows and agrees: (i) to promptly execute such documents as are reasonably necessary for compliance by Tenant, provided such documents reflect Tenant's reasonable request unless prohibited by applicable Environmental Law; (ii) to provide information upon reasonable notice at reasonable hours which is necessary for compliance by the Tenant which the Landlord possesses but which the Tenant does not have available to it, including but not limited to relevant records of Landlord and access to employees of Landlord reasonably likely to possess relevant information; and (iii) if and when required by Tenant to comply with ISRA or other Environmental Laws pursuant to this Lease, upon specific request of Tenant to provide access to the Leased Premises for the purpose of investigating, delineating and remediating Hazardous Materials at, on or beneath the Leased Premises as required for Tenant to comply with ISRA or other Environmental Law. Such access for Tenant shall be upon terms and conditions reasonably acceptable to Landlord for the conduct of the


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specific proposed investigation, delineation and remediation activities required for compliance by Tenant, provided that any such access and related investigation, delineation and remediation activities do not interfere unreasonably with the use and occupancy of the Leased Premises by the Landlord or any other tenant.

             (f) The Landlord will consider any remedial actions proposed by Tenant including without limitation remedial actions which involve Institutional Controls and/or Engineering Controls, but has and reserves the right, in its sole discretion, to approve and agree to any remedial action affecting or relating to the Leased Premises.

             (g) Landlord hereby covenants and agrees that during the term of this Lease, Landlord shall give Tenant immediate oral and written notice of Landlord's receipt of any summons, citation, directive, order, claim, letter, notice or other communication from any governmental authority or other person alleging any violation of or potential liability under any Environmental Law with respect to any events, conditions, circumstances, activities, practices or incidents at or relating to the Leased Premises.

         3.6 Tenant hereby covenants and agrees that during the term of this Lease, Tenant shall:


                  (i) comply with all Environmental Laws;

                  (ii) give Landlord immediate oral and written notice of any discharge or release of any Hazardous Materials at, on, under or from the Leased Premises; and

                  (iii) give Landlord immediate oral and written notice of Tenant's receipt of any summons, citation, directive, order, claim, letter, notice or other communication from any governmental authority or other person alleging any violation of or potential liability


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under any Environmental Law with respect to any events, conditions, circumstances, activities, practices or incidents at or relating to the Leased Premises.

         3.7 For purposes of Sections 3.3, 3.4, 3.5 and 3.6 above:
"Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resources Conservation and Recovery Act of 1976, as amended, the New Jersey Industrial Site Recovery Act, the New Jersey Spill Compensation and Control Act, and any other applicable federal, state, local, or foreign statute, rule, regulation, order, decree or judgement relating to pollution or protection of the environment, including, without limitation, release or threatened release of Hazardous Material.

         "Engineering Controls" means any physical mechanism to contain or stabilize contamination or ensure the effectiveness of a remedial action. Engineering Controls may include, without limitation, caps, covers, dikes, trenches, leachate collection systems, signs, fences and access controls.

         "Hazardous Material" means any pollutant, contaminate, or hazardous or toxic waste or substance regulated by any applicable Environmental Law.

         "Institutional Controls" means a mechanism used to limit human activities at or near a contaminated site, or to ensure the effectiveness of the remedial action over time, when contaminates remain at a site at levels above numeric remediation standards which would allow for the unrestricted use of the property. Institutional Controls may include, without limitation, structure, land and natural resource use restrictions, well restriction areas, classification exception areas, deed notices and declarations of environmental restrictions.


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         4. Use, Maintenance, Alterations,
            Repairs, Etc.

         4.1 The Tenant may use and occupy the Leased Premises for any lawful purpose whatsoever, including without limitation, the conduct of its pharmaceutical business, and the uses normally and customarily incident to the conduct of such business (such conduct and uses being hereinafter sometimes referred to as the "Use" or "Uses").

         4.2 The Tenant shall not use or occupy the Leased Premises, nor permit same to be used or occupied, nor do or permit anything to be done in or on the Leased Premises, in whole or in part, in a manner which would in any way violate any certificate of occupancy affecting the Leased Premises, or make void or voidable any insurance then in force with respect thereto, or which may make it impossible to obtain fire or other insurance required to be furnished by the Tenant hereunder, or as will cause or be apt to cause structural injury to the improvements on the Leased Premises or any part thereof, or as will constitute a public or private nuisance, or which might affect the ability of the Leased Premises to continue to be used for the nonconforming use now in effect thereon. Landlord acknowledges and agrees that Tenant's use of the Leased Premises as of the date hereof does not violate this paragraph.

         4.3 If, after the date hereof and during the term of this Lease, the Tenant's use of the Leased Premises shall be changed and as a result thereof there shall occur a violation of any presently existing laws, regulations, ordinances or requirements of the federal, state, or municipal governments, or of any departments, subdivisions, bureaus or offices thereof, or of any other governmental, public or quasi-public authorities now existing, then the Tenant shall indemnify and save harmless the Landlord against any recovery or loss to which the Landlord may be subject or which the Landlord may sustain, including, without limitation, reasonable attorneys' fees and expenses incurred by the Landlord, arising from any such violation, provided, however,


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that the Tenant may, in good faith, upon prior written notice to the Landlord
(and wherever necessary in the name of, but without expense to, the Landlord) contest the validity of any such laws, regulations, ordinances or requirements and, pending the determination of such contest may postpone compliance therewith in such a manner as not to subject the Landlord to a fine or penalty or to prosecution for a crime, or to cause the Leased Premises or any part thereof to be condemned. If after the date hereof and during the term of the Lease, any such laws, regulations, ordinances or requirements shall be modified in any way so that the use of the Leased Premises, or any part thereof, for the Uses shall be a violation of any new laws, regulations, ordinances, or requirements of the federal, state or municipal governments, or of any departments, subdivision, bureaus or offices thereof, or of any governmental, public or quasi-public authorities now existing or hereafter created, then the Tenant may in good faith, upon prior written notice to the Landlord and wherever necessary in the name of, but without expense to, the Landlord) contest the validity of any such laws, regulations, ordinances or requirements, or, alternatively, terminate this Lease in accordance with Section 1.2.

         4.4 Except as provided in Sections 6 and 7, the Tenant shall keep the Leased Premises in good condition and shall make all necessary repairs to the Leased Premises, except for structural repairs or capital replacements of building systems or fixtures (other than fixtures removable by Tenant in accordance with Section 4.6) which shall be the responsibility of the Landlord. The Tenant shall also maintain and keep (but not, unless Tenant causes damage, have the obligation to replace) the sidewalks and curbs adjacent to the Leased Premises in good condition, and shall keep such sidewalks free and clear from rubbish, ice and snow, and shall not encumber or obstruct the same nor allow the sane to be encumbered or obstructed in any manner.

         4.5 If the Tenant, being charged with responsibility for any and all repairs under the terms of this Lease, shall fail to commence same within thirty
(30) days after receipt of


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notice from Landlord, or after commencing such repair shall fail to complete it with reasonable diligence, the Landlord may (but shall not be obligated to) make or complete such repair at the expense of the Tenant.

         4.6 All furniture, furnishings, machines, equipment, and business fixtures (including by example, water systems) whether or not attached to the real estate and any other movable property and all installations, additions and improvements may, at the Tenant' s option, be removed by the Tenant during the term or upon the expiration or termination of this Lease (provided only that the removal of same would not cause permanent structural damage to the Leased Premises). Tenant shall have no obligation to replace equipment, fixtures, etc. so removed, but shall patch and/or repair any portion of the Leased Premises damaged by such removal, including without limitation exterior and interior walls. The Tenant's failure at the expiration or termination of this Lease to remove any of its property from the Leased Premises shall not be deemed or construed to constitute the Tenant a holdover tenant. If such removal is not completed at the expiration or other termination of this Lease, any property left at the Leased Premises shall become the property of Landlord upon ten (10) days written notice to Tenant, providing Tenant with the opportunity within said ten (10) days to remove said property.

         5. Insurance

         5.1 During. the term of this Lease, the Tenant, at its sole cost and expense, and for the mutual benefit of the Landlord and the Tenant, shall carry and maintain the following types of insurance in the amounts specified:

                  (i) Fire and extended coverage insurance covering the Leased Premises against loss or damage by fire, and against loss or damage by other risks now or hereafter embraced by the standard extended coverage endorsement used in New Jersey, in


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amounts sufficient to prevent the Landlord or the Tenant from becoming a co-insurer under the terms of the applicable policies.

                  (ii) Comprehensive public liability insurance, including property damage, insuring the Landlord and the Tenant against liability for injury to persons or property occurring in or about the Leased Premises, or arising out of the ownership, maintenance, use or occupancy thereof. The liability under such insurance shall not be less than $500,000 for any one person injured or killed, and not less than $1,000,000 for any one accident and not less than $300,000 for personal property damage for any one accident.

         5.2 All policies of insurance (except liability insurance) shall provide by endorsement that any loss shall by payable to the Landlord or the Tenant as their respective interests may appear. The Tenant shall have the privilege of procuring and obtaining all of such insurance through its own sources.

         5.3 Within 30 days of the execution of this Lease and thereafter by the 30th day of June of each year of the term of this Lease, the Tenant shall deliver to the Landlord evidence of the above-mentioned insurance coverage satisfactory to counsel for the Landlord. Upon the Tenant's failure to comply in full with this Section 5, the Landlord shall have the immediate right to obtain the aforesaid insurance coverage, to pay the premiums therefor, and to add said premises to the monthly installment of rent next due, which amount shall be paid by the Tenant to the Landlord in addition to said monthly installment.

         5.4 Neither the Tenant nor the Landlord, nor their respective agents or employees, shall be liable to the other for loss or damage covered by any insurance policy.


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         6. Damage or Destruction

         6.1 If the Leased Premises or any part thereof are so damaged by fire or other casualty as to render the Leased Premises unsuitable, in the Tenant's reasonable judgment, for the reasonable conduct of the Tenant's business, the Tenant shall have the option, exercisable within thirty (30) days after the date of such casualty, to cancel and terminate this Lease.

         6.2 If the Leased Premises or any part thereof shall be partially damaged by fire or other casualty, and such damage in the Tenant's reasonable judgment does not render the Leased Premises unsuitable for the reasonable conduct of the Tenant's business, the Landlord shall promptly apply any insurance proceeds to repair and restore the Leased Premises in a manner, and to the extent possible, corresponding to the condition of such property immediately prior to such occurrence, provided that the Landlord shall not be required to expend any amount on such repairs and restoration in excess of the amount the insurance proceeds received by it on account of such fire or other casualty, and, provided further, that if such insurance proceeds are insufficient to enable the Landlord to comply with its obligations hereunder, the Landlord shall have the option, exercisable within ninety (90) days after the date of such casualty, to cancel and terminate this Lease. Until such repairs and restoration shall have been completed, the rent and real estate taxes payable by the Tenant hereunder shall be apportioned and abated according to the part of the Leased Premises which is unsuitable for the reasonable conduct of the Tenant's business.

         6.3 In the event that this Lease is terminated pursuant to Section 6.1, the rent and real estate taxes for the calendar month in which such damage occurs shall be apportioned as of the date on which such damage first occurred, and if the Tenant shall have paid the rent and/or real estate taxes due hereunder in advance of that date, the Landlord shall forthwith refund to the Tenant so much of such rent and/or real estate taxes as may be due the Tenant as a result of such


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apportionment. If the Tenant shall not have so paid, the Tenant shall be responsible in full for those days prior to the damage, and proportionately thereafter. The Tenant shall not be liable for any rent or real estate taxes subsequent to such date.

         6.4 Any insurance proceeds from any insurance policy maintained in order to keep the Tenant in compliance with Section 5 hereof which are received by the Tenant on account of any damage to or destruction of the Leased Premises, or any part thereof, which is covered by the provisions of this Section 6 shall be paid immediately to the Landlord.

         7. Condemnation, Taking by Eminent Domain

         7.1 If (a) all or any part of the Leased Premises shall be acquired or condemned by eminent domain by any competent governmental authority and the part not so taken, in the Tenant's reasonable judgment, shall not be suitable for the reasonable conduct of the Tenant's business, or (b) access to the Leased Premises is so taken and such taking, the Tenant's reasonable judgement, renders the Leased Premises unsuitable for the reasonable conduct of the Tenant's business, then, in either of such events, the term of this Lease shall cease and terminate on the date of the vesting of title in the governmental authority. If less than all of the Leased Premises is so taken, and this Lease terminates pursuant to the foregoing, the Tenant shall nevertheless have the right, but not the obligation, to remain in possession of the remainder of the Leased Premises for an additional period not to exceed twelve (12) months after the date of the vesting of title as aforesaid; provided, however, that in no event shall such additional period extend beyond the Termination Date. The Tenant may so elect by notice to the Landlord given within sixty (60) days after the Tenant is notified of the vesting of title, specifying the desired additional period, in which latter event this Lease shall end on the date so specified by the Tenant. The rent and real estate taxes due hereunder for that part of the Leased Premises not


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condemned and for such additional period shall be abated and apportioned to account for the part of the Leased Premises which was taken or rendered unsuitable for the reasonable conduct of the Tenant's business. The rent and real estate taxes due hereunder for the month in which such termination takes place shall be apportioned as of the date of termination. If the Tenant shall have paid such rent and/or real estate taxes in advance of that date, the Landlord shall forthwith refund to the Tenant so much of such rent and/or real estate taxes as is due the Tenant by reason of such apportionment. If the Tenant shall not have so paid, the Tenant shall be liable in full for all days prior to the taking, and proportionately thereafter.

         7.2 If part, but not all of the Leased Premises shall be acquired or condemned by eminent domain by any competent governmental authority and the part not so taken in the Tenant's reasonable judgment shall be sufficient and suitable for the reasonable conduct of the Tenant's business, this Lease and the term thereof shall not cease and terminate, but the Tenant shall be entitled to a reduction in the rent and real estate taxes to be paid by it hereunder from and after the date of the vesting of title, in such amount as may be mutually agreed upon by the Landlord and the Tenant within a period of thirty (30) days subsequent to the date of the vesting or failing such agreement, in such amount as shall be fixed by appraisal as hereinafter provided in Section 8.

         7.3 As soon after the date of the vesting as possible the Landlord shall restore the portion of the Leased Premises not acquired or condemned by eminent domain, in the manner and to the extent possible, to the condition that such portion of the Leased Premises was in immediately prior thereto. The Landlord shall not be required to spend more on such restoration that the amount it received in the award.

         7.4 Promptly upon receipt of any notice of a proposed taking, notice of application to condemn, notice to file claims, notice of the vesting of title in the condemning


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authority, and/or any other notice received by the Landlord, or otherwise coming to the Landlord's attention, in connection with any taking or condemnation, the Landlord shall send to the Tenant copies of such notices in the manner prescribed herein for the giving of notices.

         7.5 If there shall be included in the award made to the Landlord any amount attributable to the cost of the Tenant's moving and relocation expenses, the Landlord shall, within five (5) days after the receipt thereof by the Landlord, pay to the Tenant the portion of the award so attributable. Except for its right to compensation for moving and relocation expenses, Tenant waives all rights to participate in, or receive amounts paid pursuant to, such award.

         8. Appraisal

         In the event that it shall be necessary to appraise the abatement and/or reduction of the rent and/or the real estate taxes payable hereunder by the Tenant pursuant to any Section of this Lease, each party agrees to appoint a qualified, unbiased person within fifteen (15) days after notice in writing of the necessity for appraisal, and to advise the other party of its choice. On the failure to either party to appoint an appraiser within said fifteen (15) day period, the person appointed as appraiser by the other party may appoint an appraiser to represent the party in default. The two appraisers shall appraise the abatement and/or reduction of such rent and/or such real estate taxes and/or such purchase price of the Leased Premises, as the case may be. In the event of their inability to reach a result within thirty (30) days after the appointment of the second appraiser, they shall appoint a third qualified and responsible appraiser. In the event the two appraisers are unable to agree on such third appraiser, such appraisers shall ask the then President of the New Jersey Bar Association to appoint him. The appraisers shall each be real estate brokers who shall have had at least fifteen (15) years of experience in the business of appraising real estate or acting as brokers of real estate in Newark, New Jersey. Each party


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agrees to pay one-half (1/2) of the expenses and reasonable fees of he appraisers, and to be bound by the decision of a majority of them.

         9. Assignment, Subletting

         9.1 The Tenant shall not sublet the Leased Premises or any portion thereof, or assign this Lease, without the prior written consent of the Landlord in each instance, which consent the Landlord covenants not to withhold or delay unreasonably. The Landlord's consent shall not be required with respect to an assignment of this Lease or a subletting of the Leased Premises or any part thereof to a corporation controlling, controlled by, or under common control with the Tenant, or to any successor of the Tenant by way of consolidation or merger.

         9.2 If this Lease be assigned, whether or not in violation of the provisions of this Lease, the Landlord may, and is hereby empowered to, collect rent from the assignee. In such event, the Landlord may apply the net amount received by it to the rental and other payments herein reserved or provided for, and no such collection shall be deemed a waiver of the covenant herein against assignment, mortgage, encumbrance, pledge of subletting, or an acceptance of the assignee or sub-tenant as a tenant under this Lease, or a release of the Tenant from the further performance of the covenants herein contained on the part of the Tenants.

         9.3 The making of any assignment, mortgage, pledge, encumbrance or subletting, in whole or in part, whether or not with the consent of the Landlord, shall not operate to relieve the Tenant from its obligations under this Lease and, notwithstanding any such assignment, mortgage, pledge, encumbrance or subletting, the Tenant shall remain liable for the payment of the rental and other charges, and for the due performance of all the covenants, agreements, terms and provisions contained in this Lease, for the term of this Lease, whether or


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

not there shall have been any prior termination of this Lease by summary proceedings or otherwise.

         10. Default Provisions

         10.1 This Lease and the term and estate hereby granted are subject to the limitation that:

              (a) whenever the Tenant shall default in the payment of any installment of rent or of any other sum payable by the Tenant to the Landlord on any day upon which the same is due, and if such default shall continue for ten
(10) days after the date thereof; or

              (b) whenever the Tenant shall do or permit to be done, whether by action or inaction, anything contrary to any covenant or agreement on the part of the Tenant herein contained, or contrary to any of the covenants, agreements, terms and provisions of this Lease, or shall fail to keep or perform any of the covenants, agreements, terms or provisions contained in this Lease which, on the part or behalf of the Tenant, are to be kept or performed (other than those referred to in the foregoing subsection (a) of this Section), and the Tenant shall fail to commence to take steps to remedy the same within fifteen (15) days after the Landlord shall have given to the Tenant a written notice specifying the same, or having so commenced shall thereafter fail to proceed diligently to remedy the same; or

              (c) whenever an involuntary petition shall be filed against the Tenant under any bankruptcy or insolvency law or under the reorganization provisions of any law or like import, or a receiver of the Tenant or of or for the property of the Tenant shall be appointed without the acquiescence of the Tenant, or whenever this Lease or the estate hereby granted or the unexpired balance of the term would, by operation of law or otherwise, except for this provision, devolve upon or pass to any person, firm or corporation other than the Tenant, and such situation under this subsection (c) shall continue and shall remain undischarged or unstayed for an aggregate period of sixty (60) days (whether or not consecutive) or shall not be remedied by the Tenant within sixty
(60) days; or

              (d) whenever the Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or whenever any court of competent jurisdiction shall approve a petition filed by the Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever the Tenant shall desert or abandon the Leased Premises; then regardless of and notwithstanding the fact that the Landlord has or may have some other remedy under this Lease or by virtue hereof, in law or in equity, the Landlord may give to the Tenant notice of intention to end the term of this Lease by specifying a day not less than five (5) days thereafter, and upon the giving of such notice, this Lease and the term and estate hereby granted shall expire and terminate upon the day so specified and all rights of the Tenant under this Lease shall expire and terminate, but the Tenant shall remain liable for damages as hereinafter provided.

         10.2 Upon any such termination or expiration of this Lease, the Tenant shall peaceably quit and surrender the Leased Premises to the Landlord, in broom clean condition and in good repair, and the Landlord may without further notice enter upon, re-enter, possess and repossess itself thereof, by summary proceedings, ejectment or otherwise, and may have, hold, and enjoy the Leased Premises and the right to receive all rental and other income of and from the same.

         10.3 It is covenanted and agreed by the Tenant that in the event of the expiration or termination of this Lease or re-entry by the Landlord, under any of the provisions of this Section 10 or pursuant to law, by reason of default hereunder on the part of the Tenant, the Tenant will pay to the Landlord the damages, incurred by the Landlord as a result of such early termination and that the Landlord will have all rights and remedies provided by law in such event. Landlord shall make reasonable efforts to mitigate damages. In this circumstance, "reasonable efforts" means that the Landlord will offer the Premises for Lease and will list the Property with a broker, cause reasonable publication of the availability of the Premises for lease and cause the Premises to be available for inspection by prospective Tenants. Landlord shall not be liable and Tenant's responsibility hereunder shall not be diminished if Landlord fails to lease the premises despite such reasonable efforts.

         10.4 The Tenant, for itself, its successors, assigns and any and all persons claiming through or under the Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which it might have under or by reason of any present or future law, to redeem the Leased Premises, or to have a continuance of this Lease for the term hereof after being dispossessed or ejected therefrom by process of law or after the termination of this Lease as herein provided.

         11. Landlord' s Right to Perform; Cumulative
             Remedies; Waivers, Attorney's Fees

         11.1 If the Tenant shall fail to pay any taxes or make any other payment required to be made under this Lease or shall default in the performance of any other covenant, agreement, term, provisions or condition herein contained, the Landlord, without being under any obligation to do so, and without thereby waiving such default, may make such payment and/or remedy such other default for the account and at the expense of the Tenant and, immediately and without notice in the case of emergency, or in any other case only provided the Tenant shall fail to make such payment or remedy such default with all reasonable dispatch after the Landlord shall have notified the Tenant in writing of such default.

         11.2 The Landlord may by due process restrain any breach or threatened breach of any covenant, agreement, term, provision or condition herein contained, but the mention herein of any particular remedy shall not preclude the Landlord from any other remedy it might have, either in law or in equity. The failure of the Landlord to insist upon the strict performance of any one of the covenants, agreements, terms, provisions or conditions of this Lease or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition, right, remedy or election, but the same shall continue and remain in full force and effect. Any rights or remedies of the Landlord specified in this Lease, or any other right or remedy that the Landlord may have at law, in equity or otherwise upon breach by the Tenant of any covenant, agreement, term, provision or condition contained in this Lease, shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised by the Landlord or not, shall be deemed to be in exclusion of any other. No covenant, agreement, term, provision or condition of this Lease shall be deemed to have been waived by the Landlord unless such waiver be in writing, signed by the Landlord or the Landlord's agent who shall have been duly authorized as such in writing by the Landlord. Receipt or acceptance of rent by the Landlord shall not be deemed to be a waiver of any default under the covenants, agreements, terms, provisions and conditions of this Lease, or of any right which the Landlord may be entitled to exercise under this Lease.

         11.3 In the event of any default by the Tenant under this Lease, the Landlord shall be entitled, in addition to any other rights and remedies hereunder, to the reimbursement by the Tenant of reasonable attorneys' fees incurred by the Landlord in the exercise of its rights and remedies.

         12. Quiet Enjoyment; Transfer
             of Landlord's Interest

         12.1 The Landlord covenants that if and so long as the Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein required to be kept and performed on the part and behalf of the Tenant, the Tenant shall peacefully and quietly enjoy the Leased Premises without hindrance or molestation by the Landlord, subject to the covenants agreements, terms, provisions and conditions of this Lease. 12.2 It is expressly understood and agreed that the term "Landlord", as used in this Lease, means only the present and undersigned owner of the Leased Premises, and in the event of the sale, assignment or transfer by such owner of its interest in all or part of said Leased Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing with respect to the portion of the Leased Premises so transferred. However, such covenants and obligations shall be binding upon each new owner for the time being of the Leased Premises or any part thereof.

         13. Landlord's Right to Enter

         The Landlord may enter upon the Leased Premises, or any part thereof, for the purpose of ascertaining the condition of said Leased Premises, or determining whether the Tenant is observing and performing the obligations assumed by it under this Lease, all without hindrance or molestation from the Tenant. Such rights of entry shall be exercisable at reasonable time, at reasonable hours, and on reasonable notice.

         14. Subordination; No Further Encumbrances

         14.1 This Lease shall not be a lien against the Leased Premises in respect of any mortgages that presently exist upon the Leased Premises.

         14.2 This Lease shall be subject and subordinate to any mortgage which may hereafter be placed upon the Leased Premises, or to any renewals, extensions, modifications, consolidations or replacements thereof or of presently existing mortgages, and Tenant shall, within ten (10) days of Landlord's request, execute and deliver a document evidencing the subordination of this Lease and Tenant's agreement to attorn as set forth below provided that simultaneously with the execution thereof the holder of said mortgage and/or mortgages shall deliver an instrument to the Tenant duly executed for recording, stating that the possession and enjoyment of the Leased Premises by the Tenant shall in no way be disturbed by reason of any foreclosure or other proceedings that may be taken with respect to any such mortgage or the indebtedness which it may secure, so long as the Tenant complies with the terms, covenants and conditions of this Lease, or any renewals thereof, and the Tenant covenants to execute, promptly without cost to it whenever required by the Landlord, any certificate the Landlord may request in accordance with the provisions of this Section. If the interest of the Landlord in the Leased Premises is transferred to any person ("Purchaser") pursuant to or in lieu of proceedings for enforcement of any encumbrance, Tenant shall immediately and automatically attorn to the Purchaser, and this Lease shall continue in full force and effect as a direct lease between the Purchaser and the Tenant on the terms and conditions set forth herein.

         15. Indemnification

         15.1 Except as provided in Section 3.3 hereof, the Landlord and the holders of any now existing or hereafter executed mortgage of the Landlord's interest in the Leased Premises (the "Superior Interests") shall not be liable to the Tenant and the Tenant hereby waives all claims against such parties for any loss, injury or other damage to person or property in or about the Leased Premises from any cause whatsoever, including, without limitation, water leakage of any character from the roof, walls, basement or other portion of the Leased Premises, or gas, fire, explosion or other electricity within the Leased Premises; provided, however, that the foregoing waiver shall be inapplicable to any loss, injury or damage resulting directly from the Landlord's or its authorized representatives' negligence or willful misconduct or the breach of this Lease by the Landlord.

         15.2 The Tenant shall hold Landlord and the holders of any Superior Interest, and the constituent shareholders, partners or other owners thereof, and all of their agents, contractors, servants, officers, directors, employees and licensees (collectively, the "Indemnitees") harmless from and indemnify the Indemnitees against any claims, liability, damages, costs or expenses, including, without limitation, reasonable attorney's fees and costs incurred in defending against the same ("Claims"), to the extent arising from (i) the acts, omissions, negligence or willful misconduct of the Tenant, the Tenant's employees, agents, contractors, licensees, subtenants, customers, guests or invitees in or about the Leased Premises during the term of this Lease, (ii) any construction or other work undertaken by the Tenant on the Leased Premises during the term of this Lease, (iii) any breach or Event of Default under this Lease by the Tenant or (iv) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Leased Premises during the term of this Lease; except for such Claims to the extent they are caused directly by the negligence or willful acts or omissions of the Landlord or its authorized representatives. In case any action or proceeding be brought against any of the Indemnities by reason of any such Claim, the Tenant, upon notice from the Landlord, covenants to resist and defend at the Tenant's sole expense such action or proceeding by counsel reasonably satisfactory to the Landlord. The provisions of this Paragraph 15.2 shall survive the expiration or other termination of this Lease with respect to any injury, illness, death or damage occurring prior to such expiration or other termination. 15.3 The Landlord shall hold the Tenant and the Tenant's shareholders, officers, distributors, partners, agents, contractors, servants, licensees, subtenants and employees ("Tenant's Indemnitees") harmless from and indemnify the Tenant and the Tenant's Indemnities against any and all Claims incurred in connection with or arising from any injury, illness, or death to any person or damage to any property or from any other cause whatsoever occurring in, on or about any part of the Leased Premises when such injury, illness, death or damage shall be caused by the breach under this Lease by the Landlord or by the acts, omissions, negligence or willful misconduct of the Landlord, its agents, contractors, partners, servants, officers, directors, licensees or employees, except to the extent caused by the negligence or misconduct of Tenant's Indemnitees. The provisions of this Paragraph

         15.3 shall survive the expiration or other termination of this Lease with respect to any injury, illness, death or damage occurring prior to such expiration or other termination. In case any action or proceeding be brought against the Tenant or Tenant's Indemnitees by reason of any such Claim, the Landlord, upon notice from the Tenant, covenants to resist and defend at the Landlord's sole expense such action or proceeding by counsel reasonably satisfactory to the Tenant. Notwithstanding anything to the contrary set forth in this Paragraph 15.3 or elsewhere in this Lease, in no event shall the Landlord be liable for any consequential or remote damages, or for loss of or damage to artwork, currency, jewelry, bullion, securities or other property in the Leased Premises, not in the nature of ordinary fixtures, furnishings, equipment and other property used in general business office activities and functions.

         16. Holding Over

         If the Tenant remains in possession of the Leased Premises after the expiration or other termination of this Lease with the express written consent of the Landlord, the Tenant's occupancy shall be a month-to-month tenancy at a rent agreed upon by the Landlord and the Tenant, but in no event less than the Rent payable under this Lease during the last full month prior to the date of the expiration or other termination of this Lease. Except as provided in the preceding sentence, the month-to-month tenancy shall be on the terms and conditions of this Lease. The Landlord's acceptance of Rent after such holding over with the Landlord's written consent shall not result in any other tenancy or in a renewal of the term hereof. If the Tenant remains in possession of the Leased Premises after the expiration of the termination of this Lease without the Landlord's written consent, the Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay Rent during the holdover period an amount equal to the greater of (i) one hundred fifty percent (150%) of the fair market rental (as reasonably determined by Landlord) for the Leased Premises or (ii) two hundred percent (200%) of the Rent payable under this Lease for the last full month prior to the date of such expiration or other termination.

         Tenant shall indemnify and hold Landlord harmless from and against all damages, costs or expenses, including, without limitation, reasonable attorneys fees and costs of re-renting, if required, incurred by Landlord resulting from Tenant's failure to surrender the Leased Premises within the time provided under this Lease, for any (i) rent payable by any prospective tenant of the Leased Premises or any portion thereof and (ii) Landlord's damages as result of such prospective tenant rescinding the prospective lease of the Leased Premises or any portion thereof by reason of such failure to timely surrender the Leased Premises; provided that Landlord shall make reasonable efforts, as defined in Paragraph 10.3, above, to mitigate damages.

         All indemnification obligations, including without limitation those contained in Paragraphs 3.3 and 3.4, provided for in this Lease shall continue and remain in full force and effect during any holdover period, and resulting month to month tenancy.

         17. Estoppel Certificates

         At any time and from time to time, upon not less than ten (10) days' prior notice from the Landlord, the Tenant shall execute, acknowledge and deliver to the Landlord a statement certifying the commencement date of this Lease, stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of each such modification), that the Landlord is not known to be in default under this Lease (or, if the Landlord is in default, specifying the nature of such default), that the Tenant is not known to be in default under this Lease (or, if the Tenant is in default, specifying the nature of such default), the current amounts of and the dates to which Rent has been paid, and setting forth such other matters as may be reasonably requested by the Landlord. Any such statement may be conclusively relied upon by a prospective purchaser of the Leased Premises or by a lender obtaining a lien on the Leased Premises as security.

         18. Late Charge

         The Tenant acknowledges that late payment of any installment of Rent will cause the Landlord to incur costs not contemplated by this Lease and that the exact amount of such costs would be extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, late charges that may be imposed on the Landlord by the terms of any encumbrance or note secured by the Leased Premises and the loss of the use of the delinquent funds. Therefore, if any installment of Rent is not received within ten (10) days of the date due, the Tenant shall pay to the Landlord on demand an additional sum of four (4%) of the overdue installment, which sum represents a fair and reasonable estimate of the costs that the Landlord will incur by reason of late payment by the Tenant. Acceptance of any late charge shall not constitute a waiver of the Tenant's default with respect to the overdue amount, nor prevent the Landlord from exercising any of the other rights and remedies available to the Landlord.

         19. Attorneys' Fees

         In the event of any action or proceeding between the Landlord and the Tenant (including an action or proceeding between the Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) to enforce any provision of this Lease, the losing party shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in such action and in any appeal in connection therewith by such prevailing party. The "prevailing party" will be determined by the court before whom the action was brought based upon an assessment of which party's major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party's arguments or positions on major disputed issues in the court's decision.

         20. Real Estate Brokers

The Landlord and the Tenant each represents and warrants to the other that neither party has authorized or employed, or acted by implication to authorize or to employ, any real estate broker or salesman to act for such party in connection with this Lease. Each party shall hold the other harmless from and indemnify and defend the other against any and all claims by any real estate broker or salesman for a commission, finder's fee or other compensation as a result of the inaccuracy of such party's representation above.

         21. Authority

         If the Tenant is a corporation, partnership, trust, association or other entity, the Tenant and each person executing this Lease on behalf of the Tenant, hereby covenants and warrants that (i) the Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (ii) the Tenant has and is duly qualified to do business in New Jersey, (iii) the Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all the Tenant's obligations hereunder and (iv) each person (and all of the persons if more and one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

         22. Compliance with Law.

         Tenant shall not do or permit anything to be done in or about he Leased Premises which will in any way conflict with any law, ordinance or governmental requirement now in force or which may hereafter be enacted. Tenant, at it sole cost and expense, shall promptly comply with all such laws, ordinances and governmental requirements and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to the condition, use or occupancy of the Leased Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any law, ordinance or governmental requirement shall be conclusive of that fact as between Landlord and Tenant. Tenant shall immediately furnish Landlord with any notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful condition within the Leased Premises. Notwithstanding the foregoing, Tenant need not comply with any such laws, ordinances, orders, rules, regulations or requirements during any period that Tenant is contesting the validity or applicability thereof in accordance with the terms of this paragraph. Tenant may contest and appeal any such law, ordinance, orders, rules, regulations or requirements provided that the same are prosecuted diligently and in good faith and provided that the same shall not subject Landlord to any fines or penalties or to prosecution for a criminal or civil offense, or constitute a default under any lease, contract or mortgage under which Landlord maybe obligated, or cause the Leased Premise or any part thereof to be condemned or vacated.

         23. Notices

         All notices, demands, requests or other communication which may be or are required to be given, served or sent by one part to the other shall be in writing, and shall be deemed to have been given properly if mailed by registered or certified mail to the address of such party set forth below, or to such address as such party shall notify the other in like manner:

                  If to Landlord:
                                    GWC Health, Inc.
                                    c/o Elan Corporation, plc
                                    Lincoln House
                                    Lincoln Place
                                    Dublin 2, IRELAND
                                    Telecopy:  353-1-662-4960
                                    Attention:  General Counsel

                             with a copy to:

                                    Cahill Gordon & Reindel
                                    80 Pine Street
                                    New York, New York  10005
                                    Telecopy:  (212) 269-5420
                                    Attention:  William M. Hartnett

                                    and

                                    Athena Neurosciences, Inc.
                                    800 Gateway Boulevard
                                    South San Francisco, California   94080
                                    Telecopy:  (650) 875-3620
                                    Attention:  General Counsel

                  If to Tenant:

                                    Rystan Company, Inc.
                                    c/o Integra LifeSciences Corporation
                                    105 Morgan Lane
                                    Plainsboro, New Jersey  08536
                                    Telecopy:  (609) 799-3297
                                    Attention:  President

                             with a copy to:

                                    Drinker Biddle & Reath
                                    105 College Road East
                                    Princeton, New Jersey  08542
                                    Telecopy:   (609) 799-7000
                                    Attention:  John E. Stoddard, III, Esq.

         24. Governing Law

         The Lease shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey.

         25. Entire Agreement

         This Lease, together with the relevant provisions of any other document referred to herein between the parties hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have caused these presents to be signed by their proper and duly authorized corporate officers and their corporate seal to be hereto affixed, this 28th day of September, 1998.

ATTEST:                                     GWC HEALTH, INC., Landlord

______________________________              By: /s/ Edmond Bergeron

                                            Title: President


ATTEST:                                     RYSTAN COMPANY, INC., Tenant

______________________________              By: /s/ David B. Holtz

                                            Title: Treasurer